                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)


Filed by the Registrant              [ X ]

Filed by a Party other than the Registrant       [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                            INTEGRA BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       2)     Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       4)     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

       5)     Total fee paid:

              ------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

              ------------------------------------------------------------------

       2)     Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

       3)     Filing Party:

              ------------------------------------------------------------------

       4)     Date Filed:

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
                            INTEGRA BANK CORPORATION
                              21 S.E. THIRD STREET
                            EVANSVILLE, INDIANA 47708

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 18, 2001

TO THE SHAREHOLDERS OF INTEGRA BANK CORPORATION:

You are cordially invited to attend the Annual Meeting of the Shareholders of Integra Bank Corporation (the "Corporation") to be held in Ballroom B, C, D of the Evansville Auditorium and Convention Centre, "The Centre," 715 Locust Street, Evansville, Indiana, on Wednesday, April 18, 2001, at 9:30 a.m., C.D.T., for the purpose of considering and voting upon the following matters:

   1. To elect four directors in Class III, each to serve a term expiring at the 2004 Annual Meeting of Shareholders.

   2. To approve or disapprove the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2001.

   3. To transact such other business that may properly be brought before the meeting.


Shareholders of record at the close of business on February 22, 2001, are the only shareholders entitled to notice of and to vote at the meeting.




                                      By Order of the Board of Directors,



                                      JAMES E. ADAMS,  Secretary



March 21, 2001


                                    IMPORTANT


ALL SHAREHOLDERS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                            INTEGRA BANK CORPORATION
                               EVANSVILLE, INDIANA

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Integra Bank Corporation (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 18, 2001 in accordance with the foregoing notice.

The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on or about March 21, 2001.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or by voting in person at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the four persons listed in this Proxy Statement, and "FOR" the appointment of auditors.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only shareholders of record at the close of business on February 22, 2001 will be eligible to vote at the Annual Meeting or any adjournment thereof. As of February 22, 2001, the Corporation had outstanding 17,380,036 shares of common stock, without par value. On all matters including the election of directors, each shareholder will have one vote for each share held.

A quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by Proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. Approval of Proposal 2 (the appointment of auditors) requires that the number of votes in favor of the proposal be greater than the number opposing it.

A Proxy may indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposals, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters scheduled to be considered at the meeting because none of those matters require the affirmative vote of a specified number of shares.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 1, 2001, the number of shares of common stock of the Corporation beneficially owned by the directors and nominee, the Named Executive Officers listed in "Compensation of Executive Officers," and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of the outstanding common stock of the Corporation.

------------------------------------------------------------------------------------------
Name of Beneficial Owner                    Amount and Nature of               Percent of
                                          Beneficial Ownership(1)                Class
------------------------------------------------------------------------------------------
James E. Adams                                     7,376(2)                        *
Janice L. Beesley                                 73,372(3)                        *
John A. Crumrine                                   9,825(4)                        *
Ben L. Cundiff                                   132,071                           *
Susanne R. Emge                                   29,135(5)                        *
Donald G. Harris                                  14,442                           *
H. Ray Hoops                                       3,211                           *
D. Michael Kramer                                  4,813(6)                        *
John D. Lippert                                   52,736(7)                        *
George D. Martin                                 215,373(8)                        1.2%
Ronald G. Reherman                                11,188(9)                        *
Curtis D. Ritterling                              36,270(10)                       *
Laurence R. Steenberg                             32,415(11)                       *
Robert W. Swan                                        18(12)                       *
Robert D. Vance                                  778,039(13)                       4.5%
Michael T. Vea                                    51,687(14)                       *
Richard F. Welp                                    6,426(15)                       *

All directors and executive officers
as a group (18 persons)                        1,478,272(16)                       8.4%

------------------------------------------------------------------------------------------

 *   Represents less than one percent.

(1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) Includes 710 shares with shared voting and investment power with spouse; and 6,666 shares that may be purchased pursuant to options exercisable within 60 days.

(3) Includes 32,316 shares with sole voting and investment power; 30,986 shares with sole voting and investment power by spouse; and 10,070 shares that may be purchased pursuant to options exercisable within 60 days.

(4) Includes 3,000 shares with sole voting and investment power; 159 shares acquired under the 401(k) Plan as of December 31, 2000; and 6,666 shares that may be purchased pursuant to options exercisable within 60 days.

(5) Includes 10,699 shares with sole voting and investment power; 11,724 shares with shared voting and investment power with spouse; and 6,712 shares with sole voting and investment power by spouse.

(6) Includes 319 shares with sole voting and investment power; 328 shares acquired under the 401(k) Plan as of December 31, 2000; and 4,166 shares that may be purchased pursuant to options exercisable within 60 days.

(7) Amount represents 52,736 shares that may be purchased pursuant to options exercisable within 60 days.

(8) Includes 198,273 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares owned by Dawson-Martin Partnership.

(9) Includes 3,850 shares with sole voting and investment power; and 7,338 shares with shared voting and investment power with spouse.

(10) Includes 2,921 shares with shared voting and investment power with spouse; and 33,349 shares that may be purchased pursuant to options exercisable within 60 days.

(11) All shares are held by a limited partnership of which Mr. Steenberg is a general partner with sole voting and investment power.

(12) Includes 18 shares with sole voting and investment power. An additional 100 shares with shared voting and investment power with spouse were purchased February 27, 2001.

(13) Includes 762,692 shares with sole voting and investment power; 12,197 shares with sole voting and investment power by spouse; and 3,150 shares that may be purchased pursuant to options exercisable within 60 days.

(14) Includes 9,687 shares with sole voting and investment power; and 42,000 shares that may be purchased pursuant to options exercisable within 60 days.

(15) Includes 4,008 shares with sole voting and investment power; and 2,418 shares with shared voting and investment power with spouse.

(16) Includes 175,964 shares that may be purchased pursuant to options exercisable within 60 days.






                              ELECTION OF DIRECTORS

NOMINEES

The Board of Directors of the Company consists of twelve members. Four directors are to be elected at the meeting.

The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting.

All of the nominees, except for Mr. Swan, are currently directors of the Corporation. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:

                                                                                                      DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                              CORPORATION
                                 (PAST FIVE YEARS)                                           AGE         SINCE
------------------------------------------------------------------------------------------------------------------
                                    CLASS III
                                    ---------

The following are the nominees whose terms shall expire at the Annual Meeting of Shareholders in 2004.



Dr. H. Ray Hoops                                                                             61          1996
   President, University of Southern Indiana (1994 to Present)



Ronald G. Reherman                                                                           65          1985
   Retired; Chairman of the Board, President and Chief Executive Officer,
   SIGCORP, Inc. (Gas and Electric Public Utility Holding Company)
   (1996 to March 2000); Chairman of the Board, Southern Indiana Gas
   and Electric Company (SIGECO) (Public Utility) (1997 to March 2000);
   and President and Chief Executive Officer, SIGECO (1990 to September 1997)



Robert W. Swan                                                                               53
   Senior Member, Kemper CPA Group LLC (Public Accounting Firm)
   (1984 to Present)



Robert D. Vance                                                                              60          1998
   Retired; Interim Chairman of the Board and Interim Chief Executive Officer
   of the Corporation (February 1999 to September 1999);
   Senior Vice President, National City Bancshares, Inc.
   (August 1998 to February 1999); and
   Chairman and Chief Executive Officer, Community First Financial, Inc.
   (Bank Holding Company) (1987 to August 1998)

                                                                                                      DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                              CORPORATION
                                 (PAST FIVE YEARS)                                           AGE         SINCE
------------------------------------------------------------------------------------------------------------------
                                     CLASS I
                                     -------

(Continuing Directors with Terms to Expire in 2002)



Janice L. Beesley                                                                            46          1995
   Vice President, Integra Bank N.A.
   (August 1999 to Present);
   Regional President, The National City Bank of Evansville,
   (November 1998 to August 1999); and
   Chairman and President/Chief Executive Officer,
   Alliance Bank (July 1997 to November 1998)



Donald G. Harris                                                                             67          1986
   Retired President, Mead Johnson Nutritional Group
   (Manufacturer of Nutritional Products)
   (1986 to 1993)



George D. Martin                                                                             53          1998
   Member, R.R. Dawson Bridge Co., LLC (Bridge Construction)
   (1970 to Present);
   President, R.R. Dawson Realty, Inc. (1980 to Present); and
   Member, Dabney Group, LLC (1995 to Present)



Richard F. Welp                                                                              59          1998
   Regional Manager - Indiana Member Services, Land O'Lakes, Inc.
   (Food Processor) (1981 to Present)

                                                                                                      DIRECTOR OF
                           NAME AND PRINCIPAL OCCUPATION                                              CORPORATION
                                 (PAST FIVE YEARS)                                           AGE         SINCE
------------------------------------------------------------------------------------------------------------------
                                    CLASS II
                                    --------

(Continuing Directors with Terms to Expire 2003)



Ben L. Cundiff                                                                               52          1998
   General Partner, Cundiff Farms (Farming)
   (1979 to Present); and
   Chairman and CEO, Trigg County Farmers Bank
   (September 1991 to 1998)



Susanne R. Emge                                                                              59          1985
   Executive Director, St. Mary's Medical Center
   Foundation of Evansville, Inc. (Public Foundation)
   (February 1997 to Present); and
   Senior Vice President - Community Relations and Trust
   Manager, The National City Bank of Evansville
   (1996 to February 1997)



Laurence R. Steenberg                                                                        62          1985
   President, BST Incorporated (Oil Production);
   President, Service Telecom Corporation (1998 to Present);
   President, Lot Resources (1996 to Present);
   Part Owner, World Connection Services, LLC,
   (Internet services provider) (1994 to 1998); and
   Assistant Professor of Management, University of Evansville
   (1989 to May 1997)



Michael T. Vea                                                                               42          1999
   Chairman of the Board, President, and Chief Executive Officer of the
   Corporation (January 2000 to Present);
   Chairman of the Board and Chief Executive Officer of the Corporation
   (September 1999 to January 2000); and
   President and Chief Executive Officer, Bank One, Cincinnati, Inc.
   (1995-1999)

                      COMMITTEES OF THE BOARD OF DIRECTORS

During 2000 the Board of Directors met thirteen times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served, with the exception of Mr. Harris. The Board of Directors has standing Compensation, Audit, Executive, and Nominating Committees.

The Compensation Committee establishes the compensation of the Corporation's executive officers, reviews and approves recommendations of management for the compensation of executive officers of the Corporation's subsidiaries, recommends to the full Board the amount of the contribution to be made to the Corporation's Profit Sharing Plan and administers and makes awards under the Corporation's Stock Option and Incentive Plan. The Compensation Committee is currently composed of Laurence R. Steenberg, Chair; Ben L. Cundiff, Susanne R. Emge, John
D. Lippert, George D. Martin, and Robert D. Vance. During 2000, the Compensation Committee met nine times.

The Audit Committee approves and reviews the internal audit programs of the Corporation and its banking subsidiary. The Audit Committee reviews the results of the independent accountant's audit and reports to the Board of Directors. The Audit Committee is currently composed of Ronald G. Reherman, Chair; Donald G. Harris, H. Ray Hoops, and Richard F. Welp. During 2000, the Audit Committee met twelve times.

The Executive Committee was formed in 1999 to assist in the transition of executive functions, first to Mr. Vance and then to Mr. Vea. The Executive Committee is generally empowered to exercise all functions of the Board of Directors that can be delegated to a committee between meetings of the full Board. The Executive Committee is currently composed of Mr. Vea, Chair; Ben L. Cundiff, Susanne R. Emge, Laurence R. Steenberg, and Robert D. Vance. During 2000, the Executive Committee met seven times.

The Nominating Committee was formed in 2000 to assist the Board of Directors by recommending to the full Board suitable nominees for service on the Board of Directors of the Company. The Nominating Committee is currently composed of Mr. Vea, Chair; Donald G. Harris, H. Ray Hoops, George D. Martin, and Robert D. Vance. During 2000, the Nominating Committee met three times. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III, Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, Integra Bank Corporation, 21 S. E. Third Street, P. O. Box 868, Evansville, Indiana, 47705-0868.

During 2001, Directors of the Corporation who are not employees of the Corporation, its subsidiaries or Committee Chairmen will receive an annual retainer of $8,000. Committee Chairmen will receive an annual retainer of $9,000. Directors will also receive $750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. Finally, Directors will be paid a bonus of $2,000 if the Corporation's diluted earnings per share for 2001 net of any bonus to Directors, equals or exceeds $2.00. Directors and Committee Chairmen who are corporate or subsidiary employees receive no separate compensation for Board service.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the CEO and each of the four most highly compensated executive officers of the Corporation (the "Named Executive Officers") during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                       Annual Compensation             Compensation
                                                                                           Awards

                                                                                         Securities
                                                                                      Underlying Options         All Other
Name and Principal Position             Year         Salary          Bonus (1)            # Shares             Compensation
Michael T. Vea                          2000        $350,000             0                 35,000              $ 80,800(2)
   Chairman of the Board,               1999         112,630             0                110,250               396,789
   President, and  Chief  Executive     1998               0             0                      0                     0
   Officer

James E. Adams                          2000        $200,000             0                 10,000              $ 29,119(3)
    Executive Vice-President,           1999          13,716             0                 20,000                     0
    Secretary                           1998               0             0                      0                     0
    Chief Financial Officer

John A. Crumrine                        2000        $200,000             0                 10,000              $  2,366(4)
    Executive Vice-President            1999           9,102             0                 20,000                30,000
                                        1998               0             0                      0                     0

D. Michael Kramer                       2000        $188,750             0                 10,000              $  3,969(4)
    Executive Vice-President            1999             711             0                 12,500                20,000
                                        1998               0             0                      0                     0

Curtis D. Ritterling                    2000        $185,000             0                 15,000              $ 12,951(5)
   Executive Vice-President,            1999         244,400             0                      0                13,200
   Assistant Secretary and              1998         163,333             0                 27,561                     0
   Assistant Treasurer


(1) Amounts shown represent bonuses and amounts paid under incentive compensation plans.

(2) Amount includes balance of signing bonus paid to Mr. Vea of $74,000 and 401(k) match contribution of $6,800.

(3) Amount includes signing bonus paid to Mr. Adams upon employment of $25,000 and 401(k) match contribution of $4,119.

(4)    Amount represents 401(k) match contribution.

(5) Amount includes $8,500 profit sharing contribution to the 401(k) plan; $3,201 contribution to the cash balance plan; and 401(k) match contribution of $1,250.

2000 STOCK OPTION GRANT TABLE

The following table sets forth the stock options granted to the Named Executive Officers during 2000.

                                Individual Grants
-------------------------------------------------------------------------
                               Number of         % of Total
                               Securities         Options
                               Underlying        Granted to     Exercise
                                Options          Employees        Price       Expiration        Grant Date
     Name                       Granted           in 2000       Per Share        Date        Present Value (2)
     ----                       -------           -------       ---------        ----        -----------------
Michael T. Vea                   35,000 (1)       18.82%         $21.25        05/01/10          $396,550
James E. Adams                   10,000 (1)        5.38%         $21.25        05/01/10          $113,300
John A. Crumrine                 10,000 (1)        5.38%         $21.25        05/01/10          $113,300
D. Michael Kramer                10,000 (1)        5.38%         $21.25        05/01/10          $113,300
Curtis D. Ritterling             15,000 (1)        8.06%         $21.25        05/01/10          $169,950

(1) The options vest in three equal installments on the first, second, and third anniversaries of the grant date.

(2) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the Grant Date Present Value for options granted during 2000 were as follows:

       (a) Expected Volatility - the variance in the percent change in stock price during the 20-month period immediately preceding each grant, which was 51.05%.

       (b) Risk Free Rate - the average monthly rate for 10-year U.S.Treasury zero-coupon obligations during the month of grant which was 6.49%.

       (c) Dividend Yield - the yield calculated by dividing the annualized dividend rate of the Corporation's common stock in the amount of $0.84 per share by the fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 3.95%.

       (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant, which was 10 years.

2000 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year-end.

                                                                                            Value ($) of
                                                                       Number (#) of        Unexercised
                                                                        Unexercised        "in-the-money"
                                                                         Options-             Options-
                                                                         12/31/00           12/31/00 (1)
                                                                         --------           ------------
                              Shares Acquired          Value            Exercisable/        Exercisable/
    Name                        on Exercise         Realized ($)       Unexercisable       Unexercisable
    ----                        -----------         ------------       -------------       -------------
Michael T. Vea                       0                   0                42,000 /                   0 /
                                                                         103,250              $150,938

James E. Adams                       0                   0                 6,666 /                   0 /
                                                                          23,334               $43,125

John A. Crumrine                     0                   0                 6,666 /                   0 /
                                                                          23,334               $43,125

D. Michael Kramer                    0                   0                 4,166 /              $1,823 /
                                                                          18,334               $46,771

Curtis D. Ritterling                 0                   0                33,349 /                   0 /
                                                                          15,000               $64,688


(1) Value is calculated based on the closing market price of the common stock on December 31, 2000 ($25.5625), less the applicable option exercise price.

COMPENSATION PLANS

Mr. Vea's Contract of Employment

Michael T. Vea is serving as CEO of the Corporation pursuant to a Contract of Employment dated August 23, 1999. As amended, the contract is for a term ending December 31, 2003 with automatic one-year renewals unless either party notifies the other in writing no later than March 15 of any year, commencing in 2001. The contract provides for an annual base salary of $350,000, which is subject to annual review by the Compensation Committee. The base salary may be increased (but not decreased) based upon performance criteria. The contract also provided for additional cash payments which totaled $74,000 during 2000.

The contract provides for a lump-sum severance payment to Mr. Vea if his employment is terminated under certain circumstances by the Corporation or by Mr. Vea. The amount of the payment would be equal to Mr. Vea's unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a change in control of the Corporation, in which case the severance payment would be based upon Mr. Vea's base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board has previously approved the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control of the Corporation has occurred.

2001 Cash Incentive Compensation Plan

In 2001, the Compensation Committee of the Board of Directors of the Corporation recommended and the Board of Directors approved the 2001 Cash Incentive Compensation Plan (the "2001 Bonus Plan") under which participating employees of the Corporation have an opportunity to earn cash bonuses based upon the achievement of specified performance criteria. The CEO and five executive officers (the "Key Executives") will participate in the 2001 Bonus Plan. In addition, the CEO may designate other employees as participants (the "Other Executives"). The Key Executive may receive a bonus ranging from 23% to 100% (in the case of the CEO) and (80% in the case of the other Key Executives) of his or her base salary if the Company's earnings per share for 2001 meet or exceed targeted thresholds. The other Executives will have an opportunity to earn a bonus not to exceed 75% of base salary upon achievement of goals specified by the CEO.

Termination Benefits Agreements

The Corporation is a party to a Termination Benefits Agreement with the following officers: James E. Adams, John A. Crumrine, D. Michael Kramer, and Curtis D. Ritterling (the "Covered Officers"). The purpose of the agreements is to encourage them to remain with the Corporation by assuring them of certain benefits in the event of a change in control of the Corporation.

The Termination Benefits Agreements provide for payments to the Covered Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Corporation or the Covered Officer. The Termination Benefits Agreements are designed to protect the Covered Officer against termination of his employment following a change in control of the Corporation. For purposes of the Termination Benefits Agreement, a change in control is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Corporation, the replacement of a majority of the current Board of Directors, or the approval by the shareholders of the Corporation of a merger, consolidation or reorganization of the Corporation unless more than 60% of the outstanding shares of the Corporation resulting from such transaction are owned by persons who were shareholders of the Corporation prior to such transaction.

Following a change in control, the Covered Officer is entitled to the benefits provided by the Termination Benefits Agreement if, after a change in control, he terminates his employment with the Corporation in response to certain actions by the Corporation which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Corporation to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Officer, or the breach by the Corporation of any of the provisions of the Termination Benefits Agreement.

Upon termination of employment, a Covered Officer who is entitled to the benefits payable under the Termination Benefits Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus, and incentive payouts through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times the

Covered Officer's average annual compensation paid by the Corporation for the past five years, reduced by the amount of any "excess parachute payment" within the meaning of Section 280G of the Code.

401(k) Plan

The Corporation maintains the Integra Bank Corporation Employees 401(k) Plan (the "401(k) Plan") for substantially all full-time employees. Employees may voluntarily contribute to the plan. The Corporation matches employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. The Corporation may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors.

Cash Balance Plan

The Corporation has a cash balance plan for employees of the Corporation and its subsidiaries. The plan is a type of defined benefit plan intended to qualify under section 401(a) of the Code under which participants are credited with amounts based on annual compensation and interest. Pay-based credits are equal to 5% of compensation, and interest is based on the annual rate of interest on 30-year Treasury securities. Compensation generally includes all W-2 wages plus certain pre-tax deferrals to other plans of the Corporation up to $170,000, as indexed for cost of living increases. The normal form of pension payment is a life annuity. For a married participant, the normal payment is in the form of a qualified joint and survivor annuity. Participants may elect to receive their accrued retirement benefit in a single lump sum. The annual pension benefit is not subject to any deduction for social security benefits.

Based on current compensation levels, the estimated annual benefits payable at normal retirement age for Mr. Ritterling (who is the only Named Executive Officer who is a participant in the cash balance plan) is $35,700.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Philosophy

The Compensation Committee of the Board of Directors of the Corporation currently comprises the non-employee directors named below. The Committee believes that the Corporation's compensation policies should meet the following objectives:

       - support a pay-for-performance policy that rewards executive officers for coordinated and sustained effort toward enhancing the Corporation's performance and maximizing the value of the Corporation to its shareholders; and

       - provide compensation opportunities which are competitive with those of comparable institutions, allowing the Corporation to attract and retain the highly skilled management personnel necessary to insure its long-term success.

These objectives are implemented in an executive compensation program which includes competitive base salaries, cash bonuses tied to performance and stock-based compensation.

Base Salaries

The Committee reviews and approves salaries for the top five executive officers in addition to Mr. Vea on an annual basis. The Committee considers the recommendations of and relies on information provided by the CEO in determining the salaries of the executive officers other than the CEO. The Committee may also consider information derived from reports of public companies in the banking industry and national surveys of compensation data. Ultimately, however, the salaries are based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance. In approving salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

Cash Bonuses

In 2000 the Committee recommended and the Board of Directors of the Corporation approved the Corporation's 2000 Cash Incentive Compensation Plan (the "2000 Bonus Plan") under which participating executives of the Corporation were given an opportunity to earn a cash bonus based upon achievement of the performance criteria set forth in the 2000 Bonus Plan. The 2000 Bonus Plan provided for cash bonuses equal to specified percentages of each participating executive's base salary, ranging from 15% to 100%, if the Corporation's earnings per share equaled or exceeded $1.85 per share. No bonuses were paid under the 2000 Bonus Plan because the target was not achieved.

Stock-Based Compensation

The Committee believes that the grant of stock options motivates executives and other employees to create long-term growth in shareholder value. Pursuant to the Corporation's 1999 Stock Option and Incentive Plan (the "Stock Option Plan"), options are granted at the discretion of the Committee. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The Committee considers the recommendation of and relies on information provided by the CEO in determining the number of option shares to be granted to the non-CEO executive officers. The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Corporation. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Corporation's stock price increases after the option is granted.

During 2000, the Committee granted an award of options to purchase 35,000 shares of stock to Mr. Vea, the CEO. The Committee also granted options to purchase an aggregate of 45,000 shares to the four other executive officers named in the compensation table and options to purchase an aggregate of 106,000 shares to other employees during the year. All option awards were made with exercise prices equal to fair market value on the date of grant and vest equally in thirds over three years, beginning one year from the date of grant.

Compensation of CEO

Michael T. Vea served as the Corporation's CEO during 2000. Mr. Vea's compensation for 2000 was determined by his Contract of Employment that was entered into in 1999. Under Mr. Vea's 1999 contract, he received an annual base salary of $350,000 for 2000. Mr. Vea's 1999 contract also provided for cash payments of $12,000 on the first day of each month of 2000 through May 1, 2000 and a payment of $14,000 on June 1, 2000. As noted above, Mr. Vea did not receive a cash bonus under the 2000 Bonus Plan because the Corporation did not achieve the targeted earnings per share for the year.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives of public companies in excess of $1 million in any year unless the compensation qualifies as performance-based compensation. Historically, the compensation paid to the Corporation's executive officers would not have been affected by Section 162(m). None of the compensation paid to executive officers of the Corporation for 2000 is nondeductible. The Committee will consider the possible impact of Section 162(m) on future compensation decisions and will endeavor, where possible, to make compensation awards which qualify as performance-based compensation.


Submitted by the Compensation Committee:

Laurence R. Steenberg, Chair; Ben L. Cundiff; Susanne R. Emge; John D. Lippert, George D. Martin; and Robert D. Vance.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Corporation, except that Mr. Lippert and Mr. Vance (who was appointed to the Committee after he resigned his position as an officer of the Corporation) are former executive officers of the Corporation.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter (a copy of which is included as Exhibit A to this Proxy Statement) adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Integra Bank Corporation ("Integra"). During the current year, the Committee met twelve times, three of which were to discuss the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and/or the independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Integra's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of Integra as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of Integra's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Integra's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.


Submitted by the Audit Committee:

Ronald G. Reherman, Chair; Donald G. Harris; Dr. H. Ray Hoops; Richard F. Welp.


PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Integra Bank Corporation for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees                                                   $ 302,675
All Other Fees                                                 195,805 (a)(b)
                                                               -------
                                                             $ 498,480

(a) Includes fees for tax consulting, acquisition reviews and other non-audit services.

(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return over the years 1995 through 2000 among Integra Bank Corporation (IBNK); the Nasdaq Stock Market, U.S. Companies only, (NASDAQ - Total US); Nasdaq Bank Stocks (NASDAQ Bank Index); and the SNL Index for banks with assets of $1 billion to $5 billion (SNL $1B-$5B Bank Index). It assumes that $100 was invested December 31, 1995, and all dividends were reinvested. The shareholder return shown on the graph is not necessarily indicative of future performance.



                     [TOTAL RETURN PERFORMANCE LINE GRAPH]



                                                               PERIOD ENDING
INDEX                            12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
Integra Bank Corporation           100.00       132.12       215.76       192.48       140.22       148.48
NASDAQ - Total US*                 100.00       123.04       150.69       212.51       394.94       237.68
NASDAQ Bank Index*                 100.00       132.04       221.06       219.64       211.15       241.10
SNL $1B-$5B Bank Index             100.00       129.63       216.19       215.69       198.23       224.95


* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Corporation and its subsidiaries and their affiliates have transactions with the Corporation's subsidiaries. These transactions consist of extensions of credit made by the subsidiaries in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, except for the transaction described in the following paragraph, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

In 1995, IBNK Leasing Corp., the Corporation's leasing subsidiary ("IBNK Leasing") entered into a transaction with Southern Indiana Minerals, Inc. ("SIMI"). SIMI is a wholly-owned subsidiary of Vectren Corporation, an energy and applied technology holding company for Southern Indiana Gas and Electric Company ("SIGECO"). Mr. Reherman, a director of the Corporation, is also a director of SIMI and Vectren Corporation. SIMI has developed a process to recycle filter cake from SIGECO's emission control services into a filler material used in the paint and roof coating industries. This allows SIGECO to avoid disposing of the filter cake in a landfill. IBNK Leasing acquired plant and equipment at a total cost of $3.8 million and entered into a lease with SIMI for a term of 15 years, with rental payments commencing in October 1997. The largest amount of SIMI's obligation to IBNK Leasing during 2000 under the lease was $4,176,000. At February 1, 2001, SIMI's obligation under the lease was $3,561,000. SIMI has been in a research and development phase of operations and, to date, has incurred losses from operations. Although Vectren Corporation has continued to provide equity to SIMI to fund its operating losses and meet its obligations under the lease, it is not known whether SIMI will be able to achieve profitable operations. Under the Corporation's lending policies, loans which are current, but as to which serious doubt exists as to repayment ability, may be placed on a non-accrual basis which means that interest recognition is suspended. Due to uncertainties regarding SIMI's ability to operate profitably in the future, the lease with SIMI is reported on a non-accrual basis in the Corporation's consolidated financial statements for 2000.




            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 2000 and through the mailing date of this Proxy Statement all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with, except that Mr. Martin sold 1,000 shares in January 2001 and filed a late Form 4 regarding that transaction.

                       PROPOSAL 2: APPOINTMENT OF AUDITORS

The appointment of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as auditors for the Corporation during 2001 will be submitted to the meeting in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board of Directors. Representatives of PricewaterhouseCoopers will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS, LLP.



                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

The date by which shareholder proposals must be received by the Corporation for inclusion in the proxy materials relating to the 2002 annual meeting of shareholders is November 21, 2001. The Corporation's By-Laws provide that shareholders are required to give advance notice to the Corporation of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Corporation not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and Article III,
Section 8 of the Corporation's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to James E. Adams, Secretary, Integra Bank corporation, 21 S. E. Third St., P. O. Box 868, Evansville, Indiana 47705-0868.


                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee", "Report of the Audit Committee", and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.


                                  OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE CORPORATION'S 2000 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN MADE AVAILABLE TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT INTEGRA BANK CORPORATION RESERVES THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS OF EXHIBITS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO JAMES E. ADAMS, SECRETARY, INTEGRA BANK CORPORATION, 21 S. E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868.

                                      By Order of the Board of Directors,



                                      JAMES E. ADAMS
                                      Secretary

March 21, 2001

                                                                       EXHIBIT A


                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                            INTEGRA BANK CORPORATION

RESPONSIBILITY

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial statements, assessing the Company's systems of internal control, and monitoring the Company's auditing, accounting, and financial reporting processes. The Audit Committee also performs all duties required by the FDIC to be performed by the audit committees of the Company's subsidiary depository institutions, and will continue to perform those duties for each subsidiary that meets the "holding company exception" to the FDIC's audit committee requirements (currently, the subsidiary must have total assets of less than $5 billion or total assets of $5 billion or more and a composite CAMEL rating of 1 or 2).

The Audit Committee's primary responsibilities are to:

- Serve as an independent and objective party to monitor the Company's financial reporting processes and internal control system.

-    Consider the independence of the Company's independent accountants.

- Review and appraise the efforts of the Company's independent accountants and internal auditors.

- Provide an open avenue of communication among the independent accountants, senior management, internal auditors, and the Board of Directors.

- Perform all duties required by the FDIC to be performed by audit committees of depository institution subsidiaries that the Board of Directors determines are appropriate to the size of the subsidiaries and the complexity of their operations.

The Audit Committee will fulfill these primary responsibilities by carrying out the activities enumerated in this Charter.

MEMBERSHIP

The Audit Committee shall be comprised of at least three directors appointed by the Board, each of whom shall be (1) an "independent director" within the meaning of the rules of the Nasdaq Stock Market applicable to National Market issuers, and (2) an "outside director independent of management" within the meaning of FDIC requirements.

"Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

"Outside director independent of management" means a person determined to so qualify at least annually by the Board of Directors. In making such determination, the Board of Directors should consider all relevant information. If any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently total assets in excess of $3 billion at the beginning of the year), then the Audit Committee shall not include any "large customers" of such subsidiary, as determined by the Board of Directors.

The following persons shall not be considered "independent directors" or "outside directors independent of management":

(a) a director who is employed by the Company or any of its subsidiaries for the current year or any of the past three years;

(b) a director who accepts any compensation from the Company or any of its subsidiaries in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its subsidiaries as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

(d) a director who is a partner in, or a controlling shareholder or an executive officer, of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceeds 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e) a director who is employed as an executive or another entity where any of the Company's executives serve on that entity's compensation committee; and

(f) a director who owns or controls, or has owned or controlled within the preceding year, assets representing 10% or more of any outstanding class of voting securities of the Company or any subsidiary.

All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or have been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Two members of the Committee must have banking or related financial management expertise of any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently, total assets in excess of $3 billion at the beginning of the year). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be appointed by the Board at the organizational meeting of the Board following the Company's annual meeting of shareholders. Each member shall serve at the pleasure of the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by vote of the Committee members.

MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee shall meet separately on at least an annual basis with management, the internal auditors and the independent accountants in executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

ACTIVITIES

To fulfill its responsibilities and duties the Audit Committee is expected to:

- Review the opinion and any written reports issued by the independent accountants and management's responses.

- Review with management and the independent accountants the basis for their respective reports issued pursuant to FDIC requirements (including any statement of management's responsibilities for financial statements and internal controls).

- Review all written reports prepared by internal auditors and management's responses.

- Review and assess any significant recommendations of the internal auditors or independent accountants regarding financial reporting, controls or other matters and management's responses.

- Recommend to the full Board of Directors for further action the selection of the independent accountants, review and approve the scope of the proposed audit for the ensuing year and the audit procedures to be utilized, approve the fees and other compensation payable to the independent accountants.

- On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the Company and its subsidiaries to determine the accountants' independence.

- Review the performance of the independent accountants and recommend to the full Board of Directors for further action

-    any proposed change of independent accountants.

- Periodically discuss, with the independent accountants without the presence of management, the adequacy and effectiveness of the system of internal controls and the quality and integrity of the financial statements.

- Discuss with the independent accountants and management their judgments about the quality and appropriateness of accounting principles, the adequacy of reserves, and financial disclosure practices, including the degree of aggressiveness or conservatism of the accounting principles and underlying estimates.

- Consider and approve, if appropriate, major changes to auditing and accounting principles and practices as suggested by the independent accountants, internal auditors or senior management.

- Review periodic findings of completed internal audits and assess progress toward completion of the proposed annual internal audit plan.

- Following completion of the annual audit, review separately with management, the independent accountants and internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

- Review any significant disagreement among management and the independent accountants or internal auditors in connection with the preparation of the financial statements.

- Review the activities, organizational structure, and qualifications of the internal auditors.

- Review with counsel any loss contingency or legal compliance matters that could have a significant impact of the financial statements. If any subsidiary is a "large institution" within the meaning of FDIC regulations, the Committee should be able to retain counsel at its discretion without prior permission of the Board of Directors or management. The Committee is not precluded from seeking advice from internal counsel or regular outside counsel.

- Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

- Provide such reports or disclosures concerning the activities or composition of the Committee as may be required by the rules of the Securities and Exchange Commission, the Nasdaq Stock Market or the FDIC.

- Submit to the Board of Directors written minutes of meetings of the Committees or report to the full Board of Directors all material issues discussed at Committee meetings.

- Review and update this Charter periodically, at least annually, as conditions dictate.

                           IMPORTANT PROXY INFORMATION

                                  PLEASE RETURN

















                                      PROXY

INTEGRA BANK CORPORATION
21 S.E. Third Street, P.O. Box 868
Evansville, IN 47705-0868


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Curtis D. Ritterling and David A. Southon, Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of Integra Bank Corporation held of record by the undersigned on February 22, 2001, at the Annual Meeting of Shareholders to be held on April 18, 2001, or any adjournment thereof.


1.  ELECTION OF DIRECTORS - CLASS III (term to expire 2004)


               FOR all nominees listed below
               (except as marked to the contrary below)    [  ]

               WITHHOLD AUTHORITY
               to vote for all nominees listed below       [  ]


INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

  Dr. H. Ray Hoops    Ronald G. Reherman    Robert W. Swan    Robert D. Vance

2. To approve the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2001.

        FOR  [  ]                 AGAINST [  ]              ABSTAIN [  ]


                 (continued, and to be signed on the other side)

                           (continued from other side)


3. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED. (IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as name appears below.

                    Joint owners should both sign. Trustees, corporate officers, and others signing in a representative capacity should indicate the capacity in which they sign.


                         DATED _____________________________________ , 2001


                         __________________________________________________
                         Signature


                         __________________________________________________
                         Signature, if held jointly

                                                        No. of Shares Voted